AMENDMENT TO EMPLOYMENT AGREEMENT

        Palatin Technologies, Inc., a Delaware corporation (the “Company”), and Trevor Hallam, currently employed as the Company’s Executive Vice President of Research and Development (the “Employee”), agree that the Employment Agreement dated May 9, 2005 between the Company and the Employee (the “Agreement”) is amended as set forth below.

        Amendment of Term of Employment. Section 1.0 of the Agreement is amended in its entirety to read as follows:

1.0	Term of Employment. The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for a period commencing on May 9, 2005 (the “Commencement Date”) and ending on October 1, 2007, unless sooner terminated in accordance with the provisions of Section 4.

All other terms of the Agreement shall remain in full force and effect.

This amendment is dated May 7, 2007.

PALATIN TECHNOLOGIES, INC.	EMPLOYEE

By: /s/ Stephen T. Wills	/s/ Trevor Hallam
Name: Stephen T. Wills	Trevor Hallam
Title: Executive Vice President and Chief	Executive Vice President of
Financial Officer	Research & Development